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                                                                    EXHIBIT 10.3

                                    AGREEMENT

      THIS AMENDMENT (the "Agreement") is made and entered into as of March 20, 2001 (the "Effective Date"), by and between AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), and CHAUTAUQUA AIRLINES, INC., a Nevada corporation ("CAI").

      RECITALS:

            A. AWA and CAI entered into that certain Code Share and Revenue Sharing Agreement, dated March 20, 2001 (the "Code Share Agreement"). All capitalized terms used in this Agreement, but not defined herein, shall have the meaning given to such terms in the Code Share Agreement.

            B. The Code Share Agreement provides for the reimbursement of CAI for certain Actual Costs and Guaranteed Costs and revenue sharing based on a percentage of Segment Revenue (the "CAI Compensation Structure").

            C. There is currently a grievance pending alleging that because of the structure of the compensation arrangement contained in the [Code Share and Revenue Sharing] Agreement, dated July 15, 1998, between AWA and Mesa Airlines, Inc., as amended the "Mesa Agreement"), Mesa Airlines, Inc.'s operation under the Mesa Agreement constitutes impermissible subcontracted revenue flying in violation of the Collective Bargaining Agreement, dated May 4, 1995, between the Air Line Pilots Association ("ALPA") and AWA (including any amended version thereof, the "CBA"). The CAI Compensation Structure is identical in all material respects to the compensation structure contained in the Mesa Agreement (the "Mesa Compensation Structure").


            D. AWA believes that the Mesa Compensation Structure, as well as the CAI Compensation Structure, do not violate the terms of the CBA and that the pending grievance is without merit.

            E. AWA and CAI desire to provide for the continuance of the Code Share Agreement in the event the current grievance involving the Mesa Agreement or any other grievance or claim, now or hereafter initiated, claiming the Mesa Compensation Structure or the CAI Compensation Structure violates the CBA, the Railway Labor Act, or other law, is successful and an arbitrator, System Board of Adjustment, court or other arbiter or adjudicator rules that the Mesa Compensation Structure or the CAI Compensation Structure violates the CBA, the Railway Labor Act, or other law.

      NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AWA and CAI agree as follows:

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      Certain portion of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933.
The omitted materials have been filed separately with the Securities and Exchange Commission.


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      AGREEMENTS:

1. RESTRUCTURE. If an arbitrator, System Board of Adjustment, court or other arbiter or adjudicator ("Adjudicator") determines that the Mesa Compensation Structure or the CAI Compensation Structure constitutes impermissible subcontracted revenue flying under Paragraph 1, Section (c), of the CBA or any other provision of the CBA, or otherwise violates the CBA, the Railway Labor Act or other law, then AWA and CAI, upon CAI's receipt of written notice from AWA (the "Restructure Notice"), shall restructure Section
6 of the Code Share Agreement to convert the CAI Compensation Structure to a prorate type code share arrangement (a "Prorate Arrangement"). [*]

2. EFFECT ON BALANCE OF CONTRACT. Any amendment to the Code Share Agreement to incorporate the Prorate Arrangement pursuant to Paragraph 1 above shall not affect any of the other duties, obligations, rights, liabilities, terms, covenants, conditions, promises and agreements contained in the Code Share Agreement which shall remain in full force and effect as set forth in the Code Share Agreement.


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* Confidential
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3.          MISCELLANEOUS. This Agreement shall remain in full force and effect during the entire Term of the Code Share Agreement and shall apply to any and all grievances or other claims alleging the Mesa Compensation Structure or CAI Compensation Structure violates the CBA, the Railway Labor Act or other law. Until AWA issues a Restructure Notice, this Agreement shall not be used to interpret or clarify, and shall not be deemed to amend, modify or change, any of the terms, covenants, conditions, promises or agreements contained in the Code Share Agreement.

                                          AMERICA WEST AIRLINES, INC.


                                          By: /s/ William A. Franke
                                             ---------------------------
                                          Name: William A. Franke
                                               -------------------------
                                          Title: Chairman and CEO
                                                ------------------------


                                          CHAUTAUQUA AIRLINES, INC.


                                          By: /s/ Bryan Bedford
                                             ---------------------------
                                          Name: Bryan Bedford
                                               -------------------------
                                          Title: President
                                                ------------------------





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